DEALERS CHOICE AUTOMOTIVE PLANNING INC.

                                                               November 26, 1997

                                                                        $325,000

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, DEALERS CHOICE AUTOMOTIVE PLANNING COMPANY, a New York corporation (the "Maker"), having an address as indicated under its name, hereby promises to pay to the order of EXTECH CORPORATION, a Delaware corporation ("Extech"), at its offices at 90 Merrick Avenue, East Meadow, New York 11554 or at such other place as the holder hereof may from time to time designate in writing, in immediately available New York funds, the principal sum of THREE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($325,000), together with interest on the outstanding principal balance from November 28, 1997 at the rate of ten percent (10%) per annum. The principal amount of this Note shall be payable as follows:
Twenty Thousand Dollars ($20,000) on each of April 21, 1998, May 21, 1998 and June 21, 1998, with the remaining principal amount hereof (the "Final Installment") being payable on July 21, 1998. Notwithstanding the foregoing, in the event the Maker, Extech, Kevin Lang ("Lang") and Abraham Weinzimer ("Weinzimer") mutually agree in writing not to enter into a definitive agreement for the acquisition by Extech from Lang and Weinzimer of, among other things, all of the outstanding shares of capital stock of the Maker pursuant to the provisions of a certain letter of intent of even date among the parties, then the Final Installment shall be payable on the later of July 21, 1998 or six (6) months from the date the Maker, Extech, Lang and Weinzimer so agree not to enter into such agreement, but in no event shall the Final Installment be payable later than September 30, 1998. Accrued interest on this Note shall be payable with each principal payment.

     The payment of all amounts due under this Note is secured by a pledge of all of the shares of the Maker and certain affiliated corporations owned by Lang and Weinzimer pursuant to a Pledge Agreement of even date among Lang, Weinzimer and Extech (the "Pledge Agreement").

     In the event (a) the Maker shall (i) fail to make any payment due hereunder, (ii) admit in writing its inability to pay its debts as they mature;
(iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (vi) take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or (vii) have entered against it a court order approving a petition filed against it under the Federal Bankruptcy Act; or (b) there shall be a breach of any representation, warranty, covenant or other agreement set forth in the Pledge Agreement or that certain letter of intent of even date by and among the Maker, Lang, Weinzimer and Extech and such breach shall continue unremedied for a period of sixty (60) days following notice thereof, then and in each and every such event, Extech may, by written notice to the Maker, declare the entire unpaid principal amount of this Note then outstanding plus accrued interest to be forthwith due and payable
("Accelerate Payment") whereupon the same shall become forthwith due and payable. Notwithstanding the foregoing, Extech shall not have the right to Accelerate Payment based upon a breach of a representation set forth in the Pledge Agreement if such breach relates solely to the right of Lang or Weinzimer to pledge to Extech the shares of one or more of the entities set forth on Schedule A attached hereto.


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     The Maker may prepay  the  principal  amount of this  Note,  in whole or in part, from time to time, without premium or penalty, provided that the Maker pays all interest accrued with regard to the principal prepaid to the date of prepayment.

     If the Maker shall fail to pay when due, whether by acceleration or otherwise, all or any portion of the principal amount hereof, any such unpaid amount shall bear interest for each day from the date it was so due until paid in full at the rate of twenty-four percent (24%) per annum, payable on demand.

     Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law.

     This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of any agent or attorneys for collection upon default or maturity, the Maker agrees to pay, in addition to all other amounts due and payable hereunder, all reasonable costs and expenses of collection or attempting to collect this Note, including reasonable attorneys' fees.

     The Maker and any endorsers hereof, for themselves and their respective representatives, successors and assigns, expressly (a) waive presentment, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, diligence in collection, and the benefit of any applicable exemptions, including, but not limited to, exemptions claimed under insolvency laws, and (b) consent that Extech may release or surrender, exchange or substitute any property or other collateral or security now held or which may hereafter be held as security for the payment of this Note, or may release any guarantor, or may extend the time for payment or otherwise modify the terms of payment of any part of the whole of the debt evidenced hereby.

     Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, when mailed, postage prepaid, by registered or certified mail, return receipt requested, or by overnight mail or courier, or when sent by facsimile transmission to any party hereto at its address stated herein or at such other address of which it shall have notified the party giving such notice in writing as aforesaid.


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     Extech  shall be entitled to assign all or any portion of its right,  title and interest in and to this Note at its sole discretion without notice to the Maker, provided that the Maker shall continue to make payments required hereunder to Extech until it has received notice of change of payee for payments as provided herein.

     Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of sums payable hereunder other than interest and principal, secondly, interest on the principal balance outstanding hereunder from time to time, and thirdly to principal.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding conflict of law principles thereof.


                                        DEALERS CHOICE AUTOMOTIVE
                                        PLANNING INC.

                                        By:/s/ Abraham Weinzimer
                                           Abraham Weinzimer, Vice President
                                           Address: 2545 Hempstead Turnpike
                                                    Suite 100
                                                    East Meadow, New York  11554


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                            CORPORATE ACKNOWLEDGMENT

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NASSAU        )

     On November 26, 1997, before me personally came Abraham Weinzimer to me known, who, by me duly sworn, did depose and say that deponent is the Vice President of Dealers Choice Automotive Planning Inc., the corporation described in, and which executed the foregoing Note, and that deponent signed his name by order of the Board of Directors of such corporation.



                                                  Notary Public



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                                   SCHEDULE A



A DCAP Brokerage, Inc.
Payments Inc.
Diversified Coverage Asset Planning Inc.
Intandem Corporation
DCAP Agency, Inc.
Fulton Street, Inc.
FASK Agency Inc.
DCAP Flushing, Inc.
DCAP Hicksville, Inc.
DCAP Manhattan Inc.
A DCAP Services, Inc.
The Manhattan Agency Inc.
The Yonkers Agency Ltd.
DCAP Peekskill, Inc.
DCAP East Meadow, Inc.
DCP Garden City Park Inc.
DCAP Oceanside, Inc.
DCAP Hari, Inc.
DCAP Woodhaven, Inc.
The Bronx Agency Inc.
The White Plains Agency Inc.
DCAP Woodside Inc.
DCAP Seaford, Inc.
DCAP Brentwood Inc.
DCAP Queens Agency Inc.
AADCAP Greenbrook Inc.


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